Exhibit 10.3

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of December 18, 2020 by and between Streeterville Capital, LLC., a Utah limited liability company (“Lender”), and CytoDyn Inc., a Delaware corporation (“Borrower”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Transaction Documents (as defined below).

A. Borrower previously sold and issued to Lender that certain Secured Convertible Promissory Note dated November 10, 2020 in the original principal amount of $28,500,000.00 (the “Original Note”) pursuant to that certain Securities Purchase Agreement dated November 10, 2020 by and between Lender and Borrower (the “Purchase Agreement,” and together with the Original Note and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B. Subject to the terms of this Agreement, Borrower and Lender desire to partition a new Secured Convertible Promissory Note in the original principal amount of $7,500,000.00 (the “Partitioned Amount”) substantially in the form attached hereto as Exhibit A (the “Partitioned Note”) from the Original Note and then cause the outstanding balance of the Original Note to be reduced by an amount equal to the Partitioned Amount.

C. Borrower and Lender further desire to exchange (such exchange is referred to as the “Note Exchange”) the Partitioned Note for 2,205,882 shares of the Company’s Common Stock, par value $0.001 (the “Common Stock,” and such 2,205,882 shares of Common Stock, the “Exchange Shares”), according to the terms and conditions of this Agreement.

D. The Note Exchange will consist of Lender surrendering the Partitioned Note in exchange for the Exchange Shares.

E. Other than the surrender of the Partitioned Note, no consideration of any kind whatsoever shall be given by Lender to Borrower in connection with this Agreement.

F. Lender and Borrower now desire to exchange the Partitioned Note for the Exchange Shares on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Partition. Effective as of the date hereof, Borrower and Lender agree that the Partitioned Note is hereby partitioned from the Original Note. Following such partition of the Original Note, Borrower and Lender agree that the Original Note shall remain in full force and effect, except that the outstanding balance of the Original Note shall be reduced by the Partitioned Amount.

3. Issuance of Shares. Pursuant to the terms and conditions of this Agreement, the Note Exchange shall occur with Borrower delivering the Exchange Shares to Lender against Lender surrendering the Partitioned Note to Borrower on the Closing Date (as defined below). Upon delivery of the Exchange Shares, the Partitioned Note shall be cancelled and all obligations of Borrower under the Partitioned Note shall be deemed fulfilled. All Exchange Shares delivered hereunder shall be delivered via DWAC to Lender’s designated brokerage account. Borrower agrees to provide all necessary cooperation or assistance that may be required to cause all Exchange Shares delivered hereunder to become Free Trading (the first date on which all Exchange Shares become Free Trading, the “Free Trading Date”). For purposes hereof, the term “Free Trading” means that (a) the Exchange Shares have been cleared and approved for public resale by the compliance departments of Lender’s brokerage firm and the clearing firm servicing such brokerage, and (b) such shares are held in the name of the clearing firm servicing Lender’s brokerage firm and have been deposited into such clearing firm’s account for the benefit of Lender.

4. Closing. The closing of the transaction contemplated hereby (the “Closing”) along with the delivery of the Exchange Shares to Lender shall occur on the date that is mutually agreed to by Borrower and Lender by means of the exchange by email of .pdf documents (such date the “Closing Date”), but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

5. Holding Period. Borrower agrees that for the purposes of Rule 144 of the Securities Act of 1933, as amended, the holding period of the Partitioned Note and the Exchange Shares will include Lender’s holding period of the Original Note from November 10, 2020. Borrower agrees not to take a position contrary to this Section 5 in any document, statement, setting, or situation.

6. Covenants. Company agrees to use commercially reasonable efforts to file and have declared effective a resale Registration Statement on Form S-3 with the United States Securities and Exchange Commission (the “SEC”) registering the resale of the Exchange Shares as soon as practicable after the Closing of the transactions under this Agreement.

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7. Borrower’s Representations, Warranties and Agreements. In order to induce Lender to enter into this Agreement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Borrower has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Borrower hereunder, (c) no Event of Default has occurred under the Original Note and any Events of Default that may have occurred thereunder have not been, and are not hereby, waived by Lender, (d) except as specifically set forth herein, nothing herein shall in any manner release, lessen, modify or otherwise affect Borrower’s obligations under the Original Note, (e) the issuance of the Exchange Shares is duly authorized by all necessary corporate action and the Exchange Shares are validly issued, fully paid and non-assessable, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, (f) Borrower has not received any consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Partitioned Note, and (g) Borrower has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement.

8. Lender’s Representations, Warranties and Agreements. In order to induce Borrower to enter into this Agreement, Lender, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Lender is the sole owner of the Original Note, and has not transferred or assigned the Original Note or any rights or interest in the Original Note to any party; (b) Lender has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (c) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Lender hereunder, (d) no commission or other remuneration has been paid or given directly or indirectly by Lender to Borrower for soliciting the Note Exchange, and (e) Lender has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Borrower related to this Agreement.

9. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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10. Arbitration of Claims. This Agreement shall be subject to the Arbitration Provisions.

11. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

12. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the prevailing party shall be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award reasonable fees and expenses for frivolous or bad faith pleading.

13. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Agreement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement. Lender acknowledges and agrees that neither Borrower or any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Lender or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement and the Transaction Documents, and, in making its decision to enter into the transactions contemplated by this Agreement, Lender is not relying on any representation, warranty, covenant or promise of Borrower or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement. Lender has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Shares, and has so evaluated the merits and risks of such investment.

14. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

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15. Entire Agreement. This Agreement, together with the Partitioned Note and the Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between Borrower, Lender, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Lender nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters.

16. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

17. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Lender hereunder may be assigned by Lender to a third party, including its financing sources, in whole or in part. Borrower may not assign this Agreement or any of its obligations herein without the prior written consent of Lender.

18. Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, the Original Note and each of the other Transaction Documents shall remain in full force and effect, enforceable in accordance with all of its original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Lender and Borrower. If there is any conflict between the terms of this Agreement, on the one hand, and the Original Note or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.

19. Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

20. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Borrower or Lender shall be given as set forth in the “Notices” section of the Purchase Agreement.

21. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COMPANY:

CYTODYN INC.

By:	/s/ Michal D. Mulholland
Name:	Michael D. Mulholland
Title:	Chief Financial Officer

LENDER:

STREETERVILLE CAPITAL, LLC

By:	/s/ John Fife
John M. Fife, President

EXHBIT A

THIS NOTE (AS DEFINED BELOW) IS ISSUED IN CONNECTION WITH AND PARTITIONED FROM THAT CERTAIN SECURED CONVERTIBLE PROMISSORY NOTE IN THE ORIGINAL PRINCIPAL AMOUNT OF $28,500,000.00 HAVING AN ORIGINAL ISSUE DATE OF NOVEMBER 10, 2020. FOR PURPOSES OF SECTION 3(A)(9) AND RULE 144 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THIS NOTE SHALL BE DEEMED TO HAVE BEEN ISSUED ON NOVEMBER 10, 2020.

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE OR SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

PARTITIONED SECURED CONVERTIBLE PROMISSORY NOTE #1

Original Issue Date: November 10, 2020	U.S. $7,500,000.00

FOR VALUE RECEIVED, CYTODYN INC., a Delaware corporation (“Borrower”), promises to pay to STREETERVILLE CAPITAL, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $7,500,000.00 and any interest, fees, charges, and late fees on the date that is twenty-four (24) months after the Purchase Price Date (as defined below) (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of ten percent (10%) per annum from the Purchase Price Date until the same is paid in full. This Partitioned Secured Convertible Promissory Note #1 (this “Note”) is issued and made effective as of December 18, 2020 (the “Effective Date”). This Note is issued pursuant to that certain Exchange Agreement dated December 18, 2020, as the same may be amended from time to time, by and between Borrower and Lender (the “Exchange Agreement”) pursuant to which Borrower and Lender agreed to, among other things, partition this Note from that certain Secured Convertible Promissory Note in the original principal amount of $28,500,000.00 issued on November 10, 2020 by Borrower in favor of Lender (the “Original Note”). The Original Note was issued pursuant to that certain Securities Purchase Agreement dated November 10, 2020, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

The purchase price for the Original Note was paid on November 10, 2020 (the “Purchase Price Date”). Accordingly, the purchase price for this Note (the “Purchase Price”) is deemed to have been paid in full as of such date.

1. Payment; Prepayment.

1.1. Payment. Provided there is an Outstanding Balance, on each Redemption Date (as defined below), Borrower shall pay to Lender an amount equal to the Redemption Amount (as defined below) due on such Redemption Date in accordance with Section 8. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Notwithstanding the foregoing, so long as Borrower has not received a Conversion Notice (as defined below) from Lender where the applicable Conversion Shares have not yet been delivered and so long as no Event of Default (as defined below) has occurred and is continuing, then Borrower shall have the right, exercisable on not less than fifteen (15) Trading Days prior written notice to Lender to prepay the Outstanding Balance of this Note, in part or in full, in accordance with this Section 1.2. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to Lender at its registered address and shall state: (i) that Borrower is exercising its right to prepay this Note, and (ii) the date of prepayment, which shall be not less than fifteen (15) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 115% multiplied by the then Outstanding Balance of this Note being prepaid (the “Optional Prepayment Amount”). In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date or without delivering an Optional Prepayment Notice to Lender as set forth herein without Lender’s prior written consent, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is fifteen (15) Trading Days from the date that the Optional Prepayment Amount was delivered to Lender and Lender shall be entitled to exercise its conversion rights set forth herein during such fifteen (15) day period. In addition, if Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within two (2) Trading Days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay this Note.

1.3. Debt Reduction Amount. Beginning in the month of November 2020 and for each of the following five (5) calendar months thereafter, Borrower will be obligated to reduce the Outstanding Balance of this Note by $7,500,000.00 per month (the “Debt Reduction Amount”); provided, however, that Lender agrees that any payments Borrower makes to reduce the outstanding balances of any outstanding notes issued by Borrower in favor of Lender or any of its affiliates (including without limitation the outstanding notes issued to Iliad Research and Trading, L.P.) will be credited toward the payment of each monthly Debt Reduction Amount required hereunder. Debt Reduction Amount payments made by Borrower to Lender will not be subject to the Prepayment Premium, and may be made by Borrower on or at any time before the last Trading Day of a calendar month, without the requirement of delivery of a notice of prepayment under Section 1.2.

2. Security. This Note is secured by that certain Security Agreement dated November 10, 2020, as the same may be amended from time to time (the “Security Agreement”), executed by Borrower in favor of Lender encumbering certain of Borrower’s assets, as more specifically set forth in the Security Agreement, all the terms and conditions of which are hereby incorporated into and made a part of this Note.

3. Lender Optional Conversion.

3.1. Conversions. Lender has the right at any time after the date that is the earlier of (a) six (6) months from the Purchase Price Date, and (b) the date on which the SEC declares effective a Registration Statement that covers Conversion Shares issuable pursuant to this Note, Outstanding Balance has been paid in full, until any Optional Prepayment Date (even if Lender has received an Optional Prepayment Notice) or at any time thereafter with respect to any amount that is not prepaid, at its election, to convert (each instance of conversion is referred to herein as a “Conversion”) all or any part of the Outstanding Balance into shares (“Conversion Shares”) of fully paid and non-assessable common stock, $0.001 par value per share (“Common Stock”), of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price (as defined below). Conversion notices in the form attached hereto as Exhibit A (each, a “Conversion Notice”) may be effectively delivered to Borrower by facsimile, email, mail, overnight courier, or personal delivery, and all Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Conversion Shares from any Conversion to Lender in accordance with Section 9 below.

3.2. Conversion Price. Subject to adjustment as set forth in this Note, the price at which Lender has the right to convert all or any portion of the Outstanding Balance into Common Stock is $10.00 per share of Common Stock (the “Conversion Price”).

4. Defaults and Remedies.

4.1. Defaults. The following are events of default under this Note (each, an “Event of Default”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder, including without limitation, failure to reduce the Outstanding Balance of the Note (or notes held by affiliates) by the Debt Reduction Amount each month in accordance with Section 1.3 above; (b) Borrower fails to deliver any Conversion Shares in accordance with the terms hereof; (c) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) calendar days or shall not be dismissed or discharged within sixty (60) calendar days; (d) Borrower generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (e) Borrower makes a general assignment for the benefit of creditors; (f) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (g) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (h) Borrower or any pledgor, trustor, or guarantor of this Note defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower or such pledgor, trustor, or guarantor contained herein, in the Exchange Agreement, or in any other Transaction Document (as defined in the Purchase Agreement), other than those specifically set forth in this Section 4.1 and Section 4 of the Purchase Agreement and other than the covenant with respect to Unapproved Debt Issuances; (i) any representation, warranty or other statement made or furnished by or on behalf of Borrower or any pledgor, trustor, or guarantor of this Note to Lender herein, in the Exchange Agreement, in any Transaction Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (j) the closing of a Fundamental Transaction without Lender’s prior written consent; provided, that such consent shall not be required in connection with the closing of a Fundamental Transaction where the Note is repaid in full at or prior to the closing of such Fundamental Transaction; (k) Borrower fails in any material respect to maintain the Share Reserve as required under the Purchase Agreement; (l) Borrower effectuates a reverse split of its Common Stock without ten (10) Trading Days prior written notice to Lender; (m) any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $500,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; (n) Borrower fails, in any material respect, to observe or perform any covenant set forth in Section 4 of the Purchase Agreement (other than the covenant with respect to Unapproved Debt Issuances); (o) Borrower shall make any Unapproved Debt Issuance; or (p) Borrower, any affiliate of Borrower, or any pledgor, trustor, or guarantor of this Note breaches, in any material respect, any covenant or other term or condition contained in any Other Agreements. Notwithstanding the foregoing, the occurrence of any event specified in Section 4.1(h) – (p) shall not be considered an Event of Default hereunder if such event is cured within forty-five (45) days of the occurrence of such event.

4.2. Remedies. At any time and from time to time after Lender becomes aware of the occurrence of any Event of Default that is continuing, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (c), (d), (e), (f), or (g) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law (“Default Interest”). For the avoidance of doubt, Lender may continue making Conversions and Redemption Conversions (as defined below) at any time following an Event of Default until such time as the Outstanding Balance is paid in full. Borrower further acknowledges and agrees that Lender may continue making Conversions following the entry of any judgment or arbitration award in favor of Lender until such time that the entire judgment amount or arbitration award is paid in full. Borrower agrees that any judgment or arbitration award will, by its terms, be made convertible into Common Stock. Borrower and Lender agree and stipulate that any judgment or arbitration award entered against Borrower shall be reduced by $1,000.00 and such $1,000.00 shall become the new Outstanding Balance of this Note and this Note shall expressly survive such judgment or arbitration award. Additionally, following the occurrence of any Event of Default, Borrower may, at its option, pay any Conversion in cash instead of Conversion Shares by paying to Lender on or before the applicable Delivery Date (as defined below) a cash amount equal to the number of Conversion Shares set forth in the applicable Conversion Notice multiplied by the highest intra-day trading price of the Common Stock that occurs during the period beginning on the date the applicable Event of Default occurred and ending on the date of the applicable Conversion Notice. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue in one or more arbitrations any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Note as required pursuant to the terms hereof.

5. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

6. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

7. Rights Upon Issuance of Securities.

7.1. Subsequent Equity Sales. Except with respect to Excluded Securities, if Borrower or any subsidiary thereof, as applicable, at any time this Note is outstanding, shall sell, issue or grant any Common Stock, option to purchase Common Stock, right to reprice, preferred shares convertible into Common Stock, or debt, warrants, options or other instruments or securities to Lender or any third party which are convertible into or exercisable or exchangeable for shares of Common Stock (collectively, the “Equity Securities”) in any new offering where Borrower sells securities that have registration rights, are registered or become registered under the Securities Act, at an effective price per share less than the then effective Conversion Price (such issuance is referred to herein as a “Dilutive Issuance”), then, the Conversion Price shall be automatically reduced and only reduced to equal such lower effective price per share. Except with respect to Excluded Securities, if the holder of any Equity Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options, or rights per share which are issued in connection with such Dilutive Issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on the date of such Dilutive Issuance, and the then effective Conversion Price shall be reduced and only reduced to equal such lower effective price per share. Such adjustments described above to the Conversion Price shall be permanent (subject to additional adjustments under this section), and shall be made whenever such Equity Securities are issued. Borrower shall notify Lender, in writing, no later than three (3) Trading Days following the issuance of any Equity Securities subject to this Section 7.1, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, or other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarity, whether or not Borrower provides a Dilutive Issuance Notice pursuant to this Section 7.1, upon the occurrence of any Dilutive Issuance, on the date of such Dilutive Issuance the Conversion Price shall be lowered to equal the applicable effective price per share regardless of whether Borrower or Lender accurately refers to such lower effective price per share in any subsequent Redemption Notice or Conversion Notice.

7.2. Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7.2 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7.2 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

8. Borrower Redemptions. Beginning on the date that is six (6) months after the Purchase Price Date, Lender shall have the right, exercisable at any time in its sole and absolute discretion, to redeem any amount of this Note, together with redemptions under the Original Note and all other promissory notes partitioned from the Original Note, up to the Maximum Monthly Redemption Amount (such amount, the “Redemption Amount”) per calendar month by providing written notice to Borrower (each, a “Redemption Notice”). For the avoidance of doubt, Lender may submit to Borrower one (1) or more Redemption Notices in any given calendar month so long as the aggregate amount being redeemed in such month, whether under this Note, the Original Note, or any other promissory notes partitioned from the Original Note, does not exceed the Maximum Monthly Redemption Amount. Upon receipt of any Redemption Notice, Borrower shall pay the applicable Redemption Amount in cash to Lender within three (3) Trading Days of Borrower’s receipt of such Redemption Notice.

9. Method of Conversion Share Delivery. On or before the close of business on the fifth (5th) Trading Day following the date of delivery of a Conversion Notice (the “Delivery Date”), Borrower shall, provided it is DWAC Eligible at such time, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Conversion Notice. If Borrower is not DWAC Eligible, it shall deliver to Lender or its broker (as designated in the Conversion Notice), via reputable overnight courier, a certificate representing the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Borrower or its transfer agent refuses to deliver any Conversion Shares to Lender on grounds that such issuance is in violation of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), Borrower shall deliver or cause its transfer agent to deliver the applicable Conversion Shares to Lender with a restricted securities legend, but otherwise in accordance with the provisions of this Section 9. In conjunction therewith, Borrower will also deliver to Lender a written explanation from its counsel or its transfer agent’s counsel explaining why the issuance of the applicable Conversion Shares violates Rule 144.

10. Conversion Delays. If Borrower fails to deliver Conversion Shares in accordance with the timeframes stated in Section 9, Lender, at any time prior to selling all of those Conversion Shares, may rescind in whole or in part that particular Conversion attributable to the unsold Conversion Shares, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144). In addition, for each Conversion, in the event that Conversion Shares are not delivered by the sixth (6th) Trading Day (inclusive of the day of the Conversion), a late fee equal to 1.5% of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 200% of the applicable Conversion Share Value) will be assessed for each day beginning on the sixth (6th) Trading Day (inclusive of the day of the Conversion) until Conversion Share delivery is made; and such late fee will be added to the Outstanding Balance (such fees, the “Conversion Delay Late Fees”).

11. Approved Debt Issuance. The Outstanding Balance will automatically be increased by five percent (5%) for each Approved Debt Issuance made by Borrower (without the need for Lender to provide any notice to Borrower of such increase), which increase will be effective as of the date of each applicable Approved Debt Issuance. For the avoidance of doubt, this Section 11 does not apply to any new debt which provides funded proceeds equal to or greater than $25,000,000.00.

12. Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, if at any time Lender shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”), then Borrower shall not issue to Lender shares of Common Stock which would exceed the Maximum Percentage. Lender agrees, upon request, to provide Borrower with the number of shares of Common Stock it owns at the time of any proposed Conversion hereunder. For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender. Lender shall notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares. Upon notice to Borrower from Lender the term “4.99%” above shall be replaced with “9.99%”. Notwithstanding any other provision contained herein, if the term “4.99%” is replaced with “9.99%” pursuant to the preceding sentence, such increase to “9.99%” shall remain at 9.99% until increased, decreased or waived by Lender as set forth below. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

13. Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys’ fees and disbursements. Borrower also agrees to pay for any costs, fees or charges of its transfer agent that are charged to Lender pursuant to any Conversion or issuance of shares pursuant to this Note.

14. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel; provided that such opinion shall be reasonably acceptable to Borrower.

15. Governing Law; Venue. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

16. Resolution of Disputes.

16.1. Arbitration of Disputes. By its acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.

16.2. Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any Calculation (as defined in the Purchase Agreement), such dispute will be resolved in the manner set forth in the Purchase Agreement.

17. Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

18. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

19. Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

20. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

21. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”

22. Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will, if allowed under applicable law, tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

23. Waiver of Jury Trial. EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

24. Voluntary Agreement. Borrower has carefully read this Note and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Note and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Note voluntarily and without any duress or undue influence by Lender or anyone else.

25. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

CYTODYN INC.

By:
Name:	Michael D. Mulholland
Title:	Chief Financial Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

STREETERVILLE CAPITAL, LLC

By:
John M. Fife, President

[Signature Page to Partitioned Secured Convertible Promissory Note #1]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1. “Approved Debt Issuance” means a Debt Issuance (as defined in the Purchase Agreement) for which Borrower received Lender’s written consent prior to the applicable issuance.

A2. “Approved Stock Plan” means any equity compensation plan which has been approved by the shareholders or Board of Directors of Borrower or is in effect as of the Purchase Price Date, pursuant to which Borrower’s securities may be issued to any employee, officer, director or outside consultant of the Borrower and any affiliate for services provided to Borrower or its affiliates.

A3. “Bloomberg” means Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by Lender and reasonably satisfactory to Borrower).

A4. “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Lender and Borrower. If Lender and Borrower are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved in accordance with the procedures in Section 16.2. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A5. “Conversion Share Value” means the product of the number of Conversion Shares deliverable pursuant to any Conversion multiplied by the Closing Trade Price of the Common Stock on the Delivery Date for such Conversion.

A6. “Default Effect” means multiplying the Outstanding Balance as of the date the applicable Event of Default occurred by (a) 15% for each occurrence of any Major Default, (b) 10% of each occurrence of an Unapproved Debt Issuance, or (b) 5% for each occurrence of any Minor Default, and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Event of Default occurred; provided that the Default Effect may only be applied three (3) times hereunder with respect to Major Defaults and three (3) times hereunder with respect to Minor Defaults; and provided further that the Default Effect shall not apply to any Event of Default pursuant to Section 4.1(b) hereof. There shall be no limit on the number of times the Default Effect may be applied with respect to Unapproved Debt Issuance Defaults.

A7. “DTC” means the Depository Trust Company or any successor thereto.

A8. “DTC Eligible” means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender’s brokerage firm for the benefit of Lender.

A9. “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A10. “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

Attachment 1 to Partitioned Secured Convertible Promissory Note #1, Page 1

A11. “DWAC Eligible” means that (a) Borrower’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system; (b) Borrower has been approved (without revocation) by DTC’s underwriting department; (c) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program; (d) the Conversion Shares are otherwise eligible for delivery via DWAC; (e) Borrower has previously delivered all Conversion Shares to Lender via DWAC; and (f) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

A12. “Excluded Securities” means any shares of Common Stock, options, warrants or convertible securities issued or issuable in connection with any Approved Stock Plan, or any other securities outstanding as of the Effective Date.

A13. “Free Trading” means that (a) the shares or certificate(s) representing the applicable shares of Common Stock have been cleared and approved for public resale by the compliance departments of Lender’s brokerage firm and the clearing firm servicing such brokerage, and (b) such shares are held in the name of the clearing firm servicing Lender’s brokerage firm and have been deposited into such clearing firm’s account for the benefit of Lender.

A14. “Fundamental Transaction” means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock or pursuant to a reverse stock split approved by its stockholders, or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

A15. “Major Default” means any Event of Default occurring under Sections 4.1(a), 4.1(k), or 4.1(n) of this Note.

A16. “Mandatory Default Amount” means the Outstanding Balance following the application of the Default Effect.

A17. “Market Capitalization” means a number equal to (a) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (b) the aggregate number of outstanding shares of Common Stock as reported on Borrower’s most recently filed Form 10-Q or Form 10-K.

A18. “Maximum Monthly Redemption Amount” means $3,500,000.00.

A19. “Minor Default” means any Event of Default that is not a Major Default or an Unapproved Debt Issuance Default.

A20. “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations.

Attachment 1 to Partitioned Secured Convertible Promissory Note #1, Page 2

A21. “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus the OID (as defined in the Purchase Agreement), accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

A22. “Trading Day” means any day on which the New York Stock Exchange is open for trading.

A23. “Unapproved Debt Issuance” means a Debt Issuance for which Borrower did not receive Lender’s written consent prior to the applicable issuance.

A24. “Unapproved Debt Issuance Default” means an Event of Default occurring under Section 4.1(o) of this Note.

A25. “VWAP” means the volume weighted average price of the Common Stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

[Remainder of page intentionally left blank]

Attachment 1 to Partitioned Secured Convertible Promissory Note #1, Page 3

EXHIBIT A

Streeterville Capital, LLC

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

Date: __________________

CytoDyn Inc.

Attn: Nader Pourhassan, CEO

1111 Main Street, Suite 660

Vancouver, Washington 98660

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to CytoDyn Inc., a Delaware corporation (the “Borrower”), pursuant to that certain Partitioned Secured Convertible Promissory Note #1 made by Borrower in favor of Lender on November 10, 2020 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion: ____________
B.	Conversion #: ____________
C.	Conversion Amount: ____________
D.	Conversion Price: _______________
E.	Conversion Shares: _______________ (C divided by D)
F.	Remaining Outstanding Balance of Note: ____________*

*

Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Conversion Notice and such Transaction Documents.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker:	Address:
DTC#:
Account #:
Account Name:

To the extent the Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:

Sincerely,

Lender:

STREETERVILLE CAPITAL, LLC

By:
John M. Fife, President